AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1997
                                                              FILE NO. 333-32755
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------
                                 PRE-EFFECTIVE

                              AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------
                    WEEKS CORPORATION AND WEEKS REALTY, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------
      WEEKS CORPORATION--GEORGIA            WEEKS CORPORATION--58-1525322
     WEEKS REALTY, L.P.--GEORGIA           WEEKS REALTY, L.P.--58-2121388
   (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                                4497 PARK DRIVE
                            NORCROSS, GEORGIA 30093
                                 (770) 923-4076
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                               A. RAY WEEKS, JR.
                               WEEKS CORPORATION
                                4497 PARK DRIVE
                            NORCROSS, GEORGIA 30093
                                 (770) 923-4076
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------
                                WITH A COPY TO:
                            JOHN J. KELLEY III, ESQ.
                                KING & SPALDING
                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                --------------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                --------------


  THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. 333-18307) OF WEEKS CORPORATION, AND IT IS INTENDED TO BE THE COMBINED PROSPECTUS REFERRED TO IN RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Registration Statement relates to securities which may be offered from time to time by Weeks Corporation (the "Company") and Weeks Realty, L.P., a majority-owned subsidiary of the Company (the "Operating Partnership"). This Registration Statement contains a form of basic prospectus relating to both the Company and the Operating Partnership which will be used in connection with an offering of securities by the Company and/or the Operating Partnership. The specific terms of the securities to be offered will be set forth in a Prospectus Supplement relating to such securities.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 1997

PROSPECTUS

                                  $300,000,000

                               WEEKS CORPORATION
[LOGO OF WEEKS
 CORPORATION
 APPEARS HERE]

                       PREFERRED STOCK, COMMON STOCK AND
                             COMMON STOCK WARRANTS

                                  $300,000,000

                               WEEKS REALTY, L.P.

                                DEBT SECURITIES

                                  ----------
  Weeks Corporation (the "Company") may offer from time to time, together or separately, in one or more series (i) shares of the Company's preferred stock, par value $.01 per share ("Preferred Stock"), (ii) shares of the Company's common stock, par value $.01 per share ("Common Stock"), and (iii) warrants to purchase shares of Common Stock ("Common Stock Warrants") at an aggregate initial offering price not to exceed U.S. $300,000,000, in amounts, at prices and on terms to be determined at the time of sale. Weeks Realty, L.P. (the "Operating Partnership") may offer from time to time, together or separately, in one or more series, unsecured non-convertible investment grade debt securities (the "Debt Securities", and, together with the Preferred Stock, the Common Stock and the Common Stock Warrants, collectively referred to herein as the "Securities"), at an aggregate initial public offering price not to exceed $300,000,000, in amounts, at prices and on terms to be determined at the time of sale.

  The specific terms of any Securities offered pursuant to this Prospectus will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of such Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Securities, where applicable, the following information: (i) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provision, any conversion rights, any voting or other rights, and the terms of the offering and sale thereof; (ii) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof; (iii) in the case of Common Stock Warrants, the designation and aggregate number thereof, the number of shares of Common Stock purchasable upon exercise, the exercise price, the terms of the offering and sale thereof, and where applicable, the duration and detachability thereof; (iv) in the case of Debt Securities, the specific title, aggregate principal amount, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate and time of payment of interest, terms for redemption at the option of the Operating Partnership or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price; and (v) in the case of all Securities, whether such Securities will be offered separately or as a unit with other Securities. The Company's Common Stock is subject to certain restrictions on ownership designed to preserve the Company's status as a real estate investment trust for federal income tax purposes. See "Description of Capital Stock."

  The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "WKS." Any Common Stock offered pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

  The Company and the Operating Partnership may sell the Securities in or outside the United States through underwriters or dealers, directly to one or more purchasers, or through agents. If any agents, underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution."

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                                  ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------
   THE ATTORNEY  GENERAL  OF THE  STATE OF  NEW YORK  HAS NOT  PASSED  ON OR
      ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

                                  ----------
                THE DATE OF THIS PROSPECTUS IS SEPTEMBER  , 1997

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), pursuant to the Exchange Act. Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. The Common Stock of the Company is listed on the NYSE, and such material can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  The Company and the Operating Partnership have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby (together with all amendments and exhibits and schedules thereto, the "Registration Statement"). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information concerning the Company and the Operating Partnership and the Securities offered hereby, reference is made to the Registration Statement, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company (File No. 001-13254) or the Operating Partnership (File No. ) with the Commission are incorporated herein by reference:

    (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended by the Company's Annual Report on Form 10-K/A-2 for the year ended December 31, 1996 filed with the Commission on September 26,
  1997);

    (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

    (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

    (iv) The Company's Current Report on Form 8-K dated May 7, 1997 filed with the Commission on May 12, 1997;

    (v) The Company's Current Report on Form 8-K dated May 2, 1997 filed with the Commission on May 2, 1997;

    (vi) The Company's Current Report on Form 8-K dated March 25, 1997 filed with the Commission on March 26, 1997;

    (vii) The Company's Current Report on Form 8-K dated December 31, 1996 filed with the Commission on January 15, 1997 (as amended by the Company's Current Report on Form 8-K/A dated December 31, 1996 filed with the Commission on March 14, 1997);

    (viii) The Company's Current Report on Form 8-K dated November 5, 1996 filed with the Commission on November 6, 1996;

    (ix) The Company's Current Report on Form 8-K dated November 1, 1996 filed with the Commission on November 6, 1996 (as amended by the Company's Current Report on Form 8-K/A dated November 1, 1996 filed with the Commission on November 8, 1996);

    (x) The Company's Registration Statement on Form 8-A dated August 12, 1994, registering the Company's Common Stock under Section 12(b) of the Exchange Act; and

    (xi) The Operating Partnership's Registration Statement on Form 10 dated August 1, 1997 filed with the Commission on August 4, 1997 (as amended by the Operating Partnership's Pre-Effective Amendment No. 2 to Registration Statement on Form 10 dated and filed with the Commission on September 26,
  1997), registering the Operating Partnership's partnership interests under
  Section 12(g) of the Exchange Act.

  All documents and reports filed by the Company or the Operating Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such reports and documents (provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus or any Prospectus Supplement is delivered, on written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to: Vice President-Investor Relations, Weeks Corporation, 4497 Park Drive, Norcross, Georgia 30093, telephone number (770) 923-4076.

                   THE COMPANY AND THE OPERATING PARTNERSHIP

  The Company is a self-administered, self-managed, geographically focused real estate investment trust ("REIT") that was organized in 1994 to continue and expand the fully integrated real estate business previously conducted by Weeks Corporation and its affiliates. The Company, together with its affiliates and predecessors, has developed, owned, managed, constructed and acquired primarily institutional-quality industrial properties in metropolitan Atlanta, Georgia and certain other southeastern United States markets since 1965.

  The Company's portfolio is comprised of 264 properties totaling approximately 19.8 million square feet (the "Properties"), including 40 Properties and one Property expansion (totaling approximately 4.3 million square feet) under development and/or under agreement to acquire. The Company also owns or controls approximately 1,768 net usable acres of undeveloped land that the Company believes may ultimately support the development of up to 19.0 million square feet of industrial and suburban office properties. The Company currently manages, or expects to manage upon completion or acquisition, all of the Properties. Industrial Properties represent approximately 90% of the square footage of all of the Properties, and suburban office Properties represent approximately 10%. As used herein, the term "Properties" includes the completed properties currently in the Company's portfolio, as well as properties under development and/or under agreement to acquire.

  The Company conducts all of its business through the Operating Partnership and its subsidiaries. As of June 30, 1997, the Company owned approximately 78% of the outstanding interests in the Operating Partnership, and the remaining approximately 22% of the partnership interests in the Operating Partnership were owned by various individuals and entities (including certain officers and directors of the Company) (i) that previously owned the properties, land and other assets contributed to the Operating Partnership and its subsidiaries in connection with the Company's initial public offering in August 1994 (the "IPO") and (ii) that have contributed, directly or indirectly, certain assets, properties and businesses to the capital of the Operating Partnership (collectively, the "Limited Partners"). Of the approximately 78% interest in the Operating Partnership held by the Company, the Company currently owns the sole approximately 1% general partnership interest in the Operating Partnership through Weeks GP Holdings, Inc., a wholly owned Georgia corporation ("Weeks GP"), and an approximately 77% limited partnership interest in the Operating Partnership through Weeks LP Holdings, Inc., a wholly owned Georgia corporation ("Weeks LP"). Both Weeks GP and Weeks LP are qualified REIT subsidiaries within the meaning of Section 856(i)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and their existence will be disregarded for federal income tax purposes.

  Weeks Realty Services, Inc. ("Weeks Realty Services") and Weeks Construction Services, Inc. ("Weeks Construction Services") were organized as subsidiaries of the Operating Partnership to provide real estate related services to third parties. Weeks Realty Services generally provides property management, leasing and landscaping services, and Weeks Construction Services generally provides general contracting services, to third parties.

  The Operating Partnership owns 1% of the voting common stock and 100% of the nonvoting common stock of each of Weeks Realty Services and Weeks Construction Services. The voting and nonvoting common stock of Weeks Realty Services and Weeks Construction Services held by the Operating Partnership represents approximately 99% of the economic interests in these corporations. Ninety-nine percent of the voting common stock of Weeks Realty Services and Weeks Construction Services is held by executive officers of the Company.

  Weeks Development Partnership ("Weeks Development") is a Georgia general partnership owned 25% by Weeks Realty Services and 75% by Weeks Construction Services. Weeks Development holds certain development land that is or may be used for build-to-suit for sale projects, and interests in certain joint ventures that own interests in certain development land. The Operating Partnership may purchase sites for development from Weeks Development.

  The Operating Partnership owns five of its industrial Properties in Atlanta, Georgia through its 99% ownership of Weeks Financing Limited Partnership (the "Financing Partnership"). The Financing Partnership Properties are encumbered by mortgage indebtedness assumed in connection with the IPO. The remaining 1% ownership interest in the Financing Partnership is held by Weeks Realty Services.

  In order to maintain its qualification as a REIT for Federal income tax purposes, the Company is required to distribute at least 95% of its taxable income each year. Dividends on any Preferred Stock offered pursuant to a Prospectus Supplement would be included as distributions for this purpose.

  The Common Stock is listed on the NYSE under the symbol "WKS." The Company was incorporated in Georgia in 1983, and the Operating Partnership is a Georgia limited partnership that was formed in June, 1994. The Company's principal executive offices are located at 4497 Park Drive, Norcross, Georgia 30093, and its telephone number is (770) 923-4076.

                                USE OF PROCEEDS

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to contribute the proceeds from the sale of the Securities to the Operating Partnership, of which the Company's wholly owned subsidiary, Weeks GP, is the sole general partner, in exchange for additional units representing general and/or limited partnership interests in the Operating Partnership. The Operating Partnership will use the proceeds for general corporate purposes including, without limitation, the acquisition and development of industrial and office properties and the repayment of outstanding indebtedness.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the Company's and the Operating Partnership's consolidated ratios of earnings to fixed charges for the six months ended June 30, 1997, and for each of the last five fiscal years. With respect to periods prior to August 24, 1994, the Company's consolidated ratios of earnings to fixed charges reflect the operating results from the businesses previously conducted by Weeks Corporation and its affiliates and predecessors. There was no preferred stock outstanding for any of the periods shown below. Accordingly, the ratio of earnings to fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges.

                          YEAR ENDED
                           DEC. 31,     JAN 1, 1994  AUG. 24, 1994                              SIX MONTHS
                         -------------      TO            TO        YEAR ENDED    YEAR ENDED       ENDED
                          1992   1993  AUG. 24, 1994 DEC. 31, 1994 DEC. 31, 1995 DEC. 31, 1996 JUNE 30, 1997
                         ------- ----- ------------- ------------- ------------- ------------- -------------
Ratio of earnings to
 fixed charges:(1)...... .86x(2) 1.09x     1.06x         2.69x         1.99x         1.90x         1.78x

--------
(1) For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before minority interest and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of debt discounts and issue costs, whether expensed or capitalized.
(2) Earnings were inadequate to cover fixed charges by $1,551,000 in 1992. This deficiency occurred in a year prior to the Company's IPO in August, 1994.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  Under the Company's Amended and Restated Articles of Incorporation (the "Articles"), the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.01 per share, and 20,000,000 shares of Preferred Stock, par value $.01 per share.

COMMON STOCK

  The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Preferred Stock or upon the exercise of Common Stock Warrants issued by the Company. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of the Articles and the Company's Bylaws.

  The holders of Common Stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors. The Articles do not provide for cumulative voting in the election of directors.

  The shares of Common Stock offered hereby will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights. Subject to such preferential rights as may be granted by the Board of Directors in connection with the future issuance of Preferred Stock, the holders of Common Stock are entitled to such distributions as may be declared from time to time by the Board of Directors from assets available for distribution to such holders.

  In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of liquidation preferences and accrued dividends, if any, on Preferred Stock. The rights of holders of Common Stock are subject to the rights and preferences established by the Board of Directors for any class or series of Preferred Stock that may subsequently be issued by the Company.

  The Common Stock is listed on the NYSE under the symbol "WKS." Wachovia Bank of North Carolina, N.A. is the Company's transfer agent and registrar.

PREFERRED STOCK

  Subject to limitations prescribed by Georgia law and the Articles, the Board of Directors is authorized to designate and issue, from the authorized but unissued capital stock of the Company, one or more classes or series of Preferred Stock without shareholder approval. The Board of Directors may affix and determine the preferences, limitations and relative rights of each class or series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences, limitations and relative rights of each class or series of Preferred Stock, it may afford the holders in any class or series of Preferred Stock preferences and relative rights, voting or otherwise, senior to the rights of holders of Common Stock. The issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of the Company.

  Preferred Stock offered hereby will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights. The specific terms of a particular class or series of Preferred Stock will be described in the Prospectus Supplement relating to that class or series. In connection with any offering of any class or series of Preferred Stock, the Company, through its wholly owned subsidiaries, will receive preferred partnership interests of the Operating Partnership which will have preferences, limitations and relative rights that are substantially identical to those of such class or series of Preferred Stock. The description of Preferred Stock set forth below and the description of the terms of a particular class or series of Preferred Stock set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the articles of amendment relating to such class or series.

  The preferences, limitations and relative rights of each class or series of Preferred Stock will be fixed by the articles of amendment relating to such class or series. The applicable Prospectus Supplement will describe the terms of the Preferred Stock in respect of which this Prospectus is being delivered, including, where applicable, the following:

    (1) The designation of such Preferred Stock;

    (2) The number of shares of such Preferred Stock offered, the liquidation preferences per share and the initial offering price of such Preferred Stock;

    (3) The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

    (4) Whether dividends on such Preferred Stock are cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

    (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

    (6) The provision for a sinking fund, if any, for such Preferred Stock;

    (7) The provision for redemption, if applicable, of such Preferred Stock;

    (8) Any listing of such Preferred Stock on any securities exchange;

    (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock or other securities of the Company, including the conversion price (or manner of calculation thereof);

    (10) A discussion of the material Federal income tax considerations applicable to such Preferred Stock;

    (11) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT;

    (12) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company;

    (13) Any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    (14) Any voting rights of such Preferred Stock; and

    (15) Any other specific terms, preferences, limitations or relative rights of such Preferred Stock.

  Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to Common Stock and to all other equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

  The terms and conditions, if any, upon which shares of any class or series of Preferred Stock are convertible into Common Stock or other securities of the Company will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock or other securities of the Company into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

RESTRICTIONS ON TRANSFER

  The Articles contain certain restrictions on the number of shares of capital stock that individual shareholders may own. For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. The capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. To enable the Company to continue to qualify as a REIT, the Articles contain restrictions on the acquisition of capital stock intended to ensure compliance with these requirements (collectively, the "Ownership Limit").

  The Ownership Limit provides that, subject to certain exceptions specified in the Articles, no person (excluding the Weeks Family and the Weeks Siblings, as defined below) may own, actually and constructively under the applicable attribution provisions of the Code, more than 7.5% of the outstanding shares of any class of capital stock of the Company. The Ownership Limit also provides that the sisters and brother of A. Ray Weeks, Jr., Chairman and Chief Executive Officer of the Company (the "Weeks Family"), as well as all individuals (other than A. Ray Weeks, Jr.) from whom shares of capital stock would be attributed to such persons under the applicable attribution provisions of the Code, may not actually and constructively own, in the aggregate, more than 10% of the outstanding shares of any class of capital stock of the Company. The Ownership Limit further provides that A. Ray Weeks, Jr. and the Weeks Family (collectively, the "Weeks Siblings"), as well as all individuals from whom shares of capital stock would be attributed to such persons under the applicable attribution provisions of the Code, may not actually and constructively own, in the aggregate, more than 19% of the outstanding shares of any class of capital stock of the Company.

  The Board of Directors may (but in no event will be required to) waive the Ownership Limit with respect to a holder if it determines that such holder's ownership will not then or in the future jeopardize the Company's status as a REIT. The Board of Directors has granted waivers with respect to the Ownership Limit after making such a determination. As a condition to the grant of any such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking or other information from the applicant with respect to preserving the REIT status of the Company.

  If any purported transfer of capital stock of the Company or any other event would otherwise result in any person or entity holding shares of capital stock of the Company in excess of the applicable Ownership Limit, then any such purported transfer will be null and void as to that number of shares in excess of such Ownership Limit and the purported transferee (the "Prohibited Transferee") shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. In addition, if any purported transfer of capital stock or any other event would result in the Company's failing to qualify as a REIT under the Code (other than as a result of a violation of the requirement that a REIT have at least 100 shareholders), then any such purported transfer will be null and void as to that number of shares in excess of the number that could have been transferred without such result, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such excess shares.

  Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). The trustee of the trust will be empowered to sell such excess shares to a qualified person or entity and distribute to a Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, the trustee will be empowered to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares on the date of such event or the sales proceeds received by the trust for such excess shares. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the benefit of the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Any sales proceeds received by the trust in excess of the amount that must be distributed to a Prohibited Transferee or Prohibited Owner, as the case may be, will be distributed to the Beneficiary.

  Any purported transfer of capital stock of the Company that would otherwise cause the Company to be beneficially owned by fewer than 100 persons will be null and void in its entirety, and the intended transferee will acquire no rights in such stock.

  All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

  Every owner of more than 1% (or such lower percentage as may be required by the Code or regulations promulgated thereunder) of the outstanding shares of capital stock of the Company must file a written notice with the Company containing the information specified in the Articles within 30 days after December 31 and June 30 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

  The Ownership Limit may have the effect of precluding an acquisition of control of the Company without the approval of the Board of Directors.

LIMITATION OF DIRECTORS' LIABILITY

  The Articles eliminate, subject to certain exceptions, the personal liability of a director to the Company or its shareholders for monetary damages for breaches of such director's duty of care or other duties as a director. The Articles do not provide for the elimination of, or any limitation on, the personal liability of a director for (i) any appropriation, in violation of the director's duties, of any business opportunity of the Company, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) approving or assenting to unlawful corporate distributions or (iv) any transaction from which the director received an improper personal benefit. The Articles further provide that if the Georgia Business Corporation Code (the "GBCC") is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the GBCC, as amended. These provisions of the Articles will limit the remedies available to a shareholder in the event of breaches of any director's duties to such shareholder or the Company.

  Under the Company's Bylaws, the Company is required to indemnify to the fullest extent permitted by the GBCC any individual made a party to a proceeding (as defined in the GBCC) because he is or was a director or officer of the Company, against liability (as defined in the GBCC) incurred in such proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company is required to pay for or reimburse the reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition thereof if (i) such director or officer furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct set forth above, and (ii) such director or officer furnishes the Company a written undertaking, executed personally or in his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification. The Company may not indemnify a director (i) in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct set forth above, or (ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of the Company's directors. The indemnification agreements require, among other things, that the Company indemnify its directors to the fullest extent permitted by applicable law as enacted or amended, and advance to directors all reasonable expenses incurred in a proceeding in which the director was made a party because he is or was a director of the Company, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all reasonable expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Company's Bylaws, they provide greater assurance to directors that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights provided thereunder.

GEORGIA ANTI-TAKEOVER STATUTES

  The GBCC restricts certain business combinations with "interested shareholders" (as defined below) (the "Business Combination Statute"), and contains fair price requirements applicable to certain mergers with certain interested shareholders (the "Fair Price Statute"). In accordance with the provisions of these statutes, the Company must elect in its Articles or Bylaws to be covered by the restrictions imposed by these statutes. The Company has not elected to be covered by such restrictions; however, the Company, by action of its Board of Directors without shareholder approval, may in the future amend its Bylaws to make such an election. If such an election is made, the applicable Bylaw provision may only be repealed by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by the holders of voting shares of the Company. Furthermore, shareholders may amend or repeal the Company's Bylaws or adopt new Bylaws (even though the Bylaws may also be amended or repealed by the Board of Directors) and may also expressly provide that any Bylaw so amended or repealed by them may not be amended or repealed by the Board of Directors.

  The Business Combination Statute regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, as the Company does, and where the acquiror became an interested shareholder of the corporation, unless either (i) the transaction resulting in such acquiror becoming an interested shareholder or the business combination received the approval of the corporation's board of directors prior to the date on which the acquiror became an interested shareholder, or (ii) the acquiror became the owner of at least 90% of the outstanding voting shares of the corporation (excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons) in the same transaction in which the acquiror became an interested shareholder. For purposes of the Business Combination Statute and the Fair Price Statute, an "interested shareholder" generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The Business Combination Statute prohibits business combinations with an unapproved interested shareholder for a period of five years after the date on which such person became an interested shareholder. The Business Combination Statute is broad in its scope and is designed to inhibit unfriendly acquisitions.

  The Fair Price Statute prohibits certain business combinations between a Georgia business corporation and an interested shareholder. The Fair Price Statute would permit the business combination to be effected if (i) certain "fair price" criteria are satisfied, (ii) the business combination is unanimously approved by the continuing directors, (iii) the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder, or (iv) the interested shareholder has been an interested shareholder for at least three years and has not increased his ownership position in such three-year period by more than one percent in any twelve month period. The Fair Price Statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified "fair price" requirements.

  Pursuant to the GBCC, the Company cannot, subject to certain exceptions, merge with or sell all or substantially all of the assets of the Company, except pursuant to a resolution approved by shareholders holding a majority of the shares entitled to vote on the resolution. In addition, the agreement of limited partnership of the Operating Partnership (the "Partnership Agreement") requires that any merger of the Operating Partnership into another entity if the Operating Partnership is not the surviving entity or any sale of all or substantially all of the assets of the Operating Partnership to the Company or an affiliate of the Company be approved by a majority in interest of the limited partners (excluding any limited partner interests in the Operating Partnership owned by the Company and its subsidiaries).

CERTAIN OTHER PROVISIONS OF THE COMPANY'S ARTICLES AND BYLAWS

  Certain provisions of the Company's Articles and Bylaws might discourage certain types of transactions that involve an actual or threatened change in control of the Company. The Ownership Limit may delay or impede a transaction or a change in control of the Company that might involve a premium price for the Company's capital stock or otherwise be in the best interest of the shareholders. See "--Restrictions on Transfer." Pursuant to the Articles, the Company's Board of Directors is divided into three classes of directors, each class serving staggered three-year terms. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the Company. Under the GBCC, unless otherwise set forth in the articles of incorporation or in a bylaw adopted by the shareholders, directors serving on a classified board may only be removed by the shareholders for cause. In addition, the Bylaws of the Company provide that, subject to the right of the holders of any Preferred Stock then outstanding to elect additional directors under specified circumstances, directors may be removed only for cause upon the affirmative vote of holders of a majority of the shares present and voting. These provisions may render more difficult a change in control of the Company or removal of incumbent management. The issuance of Preferred Stock by the Board of Directors also may have the effect of delaying, deferring or preventing a change in control of the Company. See "--Preferred Stock."

                     DESCRIPTION OF COMMON STOCK WARRANTS

  The Company may issue Common Stock Warrants, which may be issued independently or together with any other Securities and may be attached to or separate from any such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Common Stock Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. The following summary of certain provisions of the Common Stock Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable Prospectus Supplement and the provisions of the Warrant Agreement that will be filed with the Commission in connection with the offering of such Common Stock Warrants.

  The applicable Prospectus Supplement will describe the terms of the Common Stock Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following:

    (1) The designation of such Common Stock Warrants;

    (2) The aggregate number of such Common Stock Warrants;

    (3) The price or prices at which such Common Stock Warrants will be issued;

    (4) The number of shares of Common Stock purchasable upon exercise of a Common Stock Warrant and the price at which such shares may be purchased upon exercise (which price may be payable in cash, securities or other property);

    (5) If applicable, the designation and terms of the Securities with which such Common Stock Warrants are issued and the number of such Common Stock Warrants issued with each such Security;

    (6) The date, if any, from and after which such Common Stock Warrants and any Securities issued therewith will be separately transferable;

    (7) The date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire;

    (8) The minimum or maximum amount of such Common Stock Warrants which may be exercised at any one time;

    (9) The antidilution provisions of such Common Stock Warrants, if any;

    (10) A discussion of the material Federal income tax considerations applicable to such Common Stock Warrants; and

    (11) Any other specific terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exercise of such Common Stock Warrants.

  Reference is made to the section captioned "Description of Capital Stock" for a general description of the Common Stock to be acquired upon the exercise of the Common Stock Warrants, including a description of certain restrictions on the ownership of Common Stock.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities being offered and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Debt Securities.

  The Debt Securities will be issued under an indenture, dated as of a date prior to the issuance of the Debt Securities, as amended or supplemented from time to time (the "Indenture"), between the Operating Partnership and a trustee (the "Trustee") chosen by the Operating Partnership and qualified to act as Trustee under the Trust Indenture Act of 1939, as amended (the "TIA"). The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available for inspection as described above under "Available Information." The Indenture is subject to, and governed by, the TIA. The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture. All Section references appearing herein are to sections of the Indenture.

  Wherever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

GENERAL

  The Debt Securities will be direct, unsecured obligations of the Operating Partnership and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The Debt Securities are non-convertible and will be effectively subordinated to any secured indebtedness of the Operating Partnership and its Subsidiaries. The Company intends that all future borrowings will be made through the Operating Partnership and its Subsidiaries. At least one nationally-recognized statistical rating organization will have assigned an investment grade rating to the Debt Securities at the time of sale. At June 30, 1997, the Operating Partnership and its Subsidiaries had $169.1 million of secured indebtedness and $105.7 million of unsecured indebtedness outstanding. The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of Weeks GP as sole general partner of the Operating Partnership or as established in the Indenture or in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

  The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 610). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 609) and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

  The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

    (1) the title of such Debt Securities;

    (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part;

    (3) the Person to whom any interest on a Debt Security shall be payable, if other than the Person in whose name the Debt Security is registered;

    (4) the date or dates on which the principal of any of such Debt Securities will be payable;

    (5) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

    (6) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable;

    (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Operating Partnership;

    (8) the obligation, if any, of the Operating Partnership to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions on which, any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

    (9) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

    (10) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

    (11) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof;

    (12) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

    (13) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "--Defeasance and Covenant Defeasance--Defeasance and

  Discharge" or "--Defeasance and Covenant Defeasance--Defeasance of Certain Covenants," or under both such captions;

    (14) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Debt Securities and, if so, the respective Depositaries for such Global Debt Securities, the form of any legend or legends to be borne by any such Global Debt Security in addition to or in lieu of the legend referred to under "--Global Debt Securities" and, if different from those described under such caption, any circumstances under which any such Global Debt Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Debt Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Debt Security or its nominee;

    (15) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders thereof to declare the principal amount of any of such Debt Securities due and payable;

    (16) any addition to or change in the covenants in the Indenture described under "--Certain Covenants" applicable to any of such Debt Securities; and

    (17) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301 ).

  Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement.

  Except as described under "--Merger, Consolidation or Sale" or "--Certain Covenants" or as may be set forth in any Prospectus Supplement, the Indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford Holders of the Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or any affiliate of any such party, (ii) a change of control or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the Holders of the Debt Securities. In addition, subject to the limitations set forth under "--Merger, Consolidation or Sale," the Operating Partnership may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Debt Securities. However, restrictions on ownership and transfers of the Company's Common Stock designed to preserve its status as a REIT may act to prevent or hinder a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

  At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Debt Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

  Subject to the terms of the Indenture and the limitations applicable to Global Debt Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Operating Partnership for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Operating Partnership has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Operating Partnership for any Debt Securities will be named in the applicable Prospectus Supplement (Section
305).

  The Operating Partnership may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).

  If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, the Operating Partnership will not be required to
(i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing,
(ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part or (iii) issue, register the transfer of or exchange any Debt Security that has been surrendered for payment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

GLOBAL DEBT SECURITIES

  Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Debt Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Debt Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture (Section 305).

  Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Debt Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Debt Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Debt Security or any nominee of such Depositary unless (i) the Depositary has notified the Operating Partnership that it is unwilling or unable to continue as Depositary for such Global Debt Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Debt Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement (Section 305). All securities issued in exchange for a Global Debt Security or any portion thereof will be registered in such names as the Depositary may direct (Sections 204 and 305).

  As long as the Depositary, or its nominee, is the registered Holder of a Global Debt Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Debt Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Debt Security will not be entitled to have such Global Debt Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Debt Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indenture. All payments of principal of and any premium and Interest on a Global Debt Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Debt Security.

  Ownership of beneficial interests in a Global Debt Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Debt Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Debt Security to the accounts of its participants. Ownership of beneficial interests in a Global Debt Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Debt Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Operating Partnership, the Trustee or any agent of the Operating Partnership or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Debt Security, in all cases, will trade in the Depositary's settlement system, in which secondary market trading activity in those beneficial interests will be required by the Depositary to settle in immediately available funds. The Operating Partnership cannot predict the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Debt Security upon the original issuance thereof will be required to be made in immediately available funds.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).

  Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Operating Partnership may designate for such purpose from time to time, except that at the option of the Operating Partnership payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee will be designated as the Operating Partnership's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Operating Partnership for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Operating Partnership may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Operating Partnership will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section
1002).

  All moneys paid by the Operating Partnership to a Paying Agent for the payment of the principal of, or any premium or interest on, any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the Holder of such Debt Security thereafter may look only to the Operating Partnership for payment thereof (Section 103).

  Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Prospectus Supplement (Section 307).

MERGER, CONSOLIDATION OR SALE

  The Operating Partnership may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Operating Partnership, unless (i) the successor Person (if any) is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction and assumes, by a supplemental indenture, the Operating Partnership's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, and treating any indebtedness which becomes an obligation of the Operating Partnership or any Subsidiary as a result of the transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met (Section 801).

CERTAIN COVENANTS

  Existence. Except as permitted under "--Merger, Consolidation or Sale," the Operating Partnership will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1005).

  Maintenance of Properties. The Operating Partnership will be required to cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership shall not be prevented from discontinuing the operation or maintenance of any of its properties if such discontinuance is, in the judgment of the Operating Partnership, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders (Section 1006).

  Insurance. The Operating Partnership will be required to, and to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types (Section 1008).

  Payment of Taxes and Other Claims. The Operating Partnership will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Operating Partnership or any Subsidiary or upon the income, profits or property of the Operating Partnership or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1007).

  Provision of Financial Information. Whether or not the Operating Partnership is subject to Section 13 or Section 15(d) of the Exchange Act and for so long as any Debt Securities are outstanding, the Operating

Partnership will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or Section 15(d) (the "Financial Statements") if the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Operating Partnership would have been required so to file such documents if the Operating Partnership were so subject. The Operating Partnership will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Debt Securities whose names appear in the Security Register for such Debt Securities, as their names and addresses appear in the Security Register for such Debt Securities, without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (ii) file with any Trustee copies of the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (y) if filing such documents by the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1010).

  Limitations on Incurrence of Indebtedness. The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness (as defined below), other than intercompany debt representing Indebtedness to which the only parties are the Company, the Operating Partnership and any of their Subsidiaries (but only so long as such Indebtedness is held solely by any of the Company, the Operating Partnership and any Subsidiary) that is subordinate in right of payment to Outstanding Debt Securities, if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 60% of the sum of
(i) Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Trustee (or such reports of the Company if filed by the Operating Partnership with the Trustee in lieu of filing its own reports) prior to the incurrence of such additional Indebtedness and (ii) the increase in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase, together with the Total Assets, is referred to as "Adjusted Total Assets") (Section 1009).

  In addition to the foregoing limitation on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge (in each case as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than
1.5 to 1, on a pro forma basis, after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period), (iii) the income earned on any increase in Adjusted Total Assets since the end of such four-quarter period had been earned on an annualized basis, during such period, and (iv) in the case of any acquisition or disposition by the Operating Partnership or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation (Section 1009). Further, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness of the Operating Partnership or any Subsidiary if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis would be greater than 40% of Adjusted Total Assets. As used herein, "Secured Indebtedness" means Indebtedness secured by any mortgage, lien, charge, encumbrance, trust, deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets.

  For purposes of the foregoing provisions regarding the limitation on the incurrence of Indebtedness, Indebtedness shall be deemed to be "incurred" by the Operating Partnership or a Subsidiary whenever the Operating Partnership and its Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof (Section 1009).

  Maintenance of Total Unencumbered Assets. For so long as there are Outstanding any Debt Securities (other than Debt Securities that are not, by their terms, entitled to the benefit of this covenant), the Operating Partnership is required to maintain Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of all outstanding Unsecured Indebtedness (as defined below) (Section 1009).

  As used herein:

  "Annual Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Indebtedness of the Operating Partnership and its Subsidiaries.

  "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income (i) plus amounts which have been deducted for (a) interest on Indebtedness of the Operating Partnership and its Subsidiaries,
(b) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (c) amortization of Indebtedness discount, (d) losses and provisions for losses on properties, (e) depreciation and amortization, (f) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period, (g) amortization of deferred charges and (h) the effect of net losses of joint ventures in which the Operating Partnership or any Subsidiary owns an interest to the extent not requiring a use of cash, and (ii) less amounts which have been included for (a) gains from sales or dispositions of properties and (b) the effect of net income of joint ventures in which the Operating Partnership or any Subsidiary owns an interest to the extent not providing a source of cash.

  "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

  "Indebtedness" of the Operating Partnership or any Subsidiary means any indebtedness of the Operating Partnership or such Subsidiary, as applicable, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by a mortgage, pledge, lien, charge, encumbrance of any security interest existing on property owned by the Operating Partnership or such Subsidiary,
(iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Operating Partnership or such Subsidiary as lessee which is reflected in the Operating Partnership's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Operating Partnership's consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or such Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or any Subsidiary).

  "Subsidiary" means Weeks Realty Services, Weeks Construction Services and any other corporation, partnership or limited liability company more than 50% of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership or by one or more other Subsidiaries, or by the Operating Partnership and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

  "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles and straight-line rents receivable).

  "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets which have not been pledged, mortgaged or otherwise encumbered by the owner thereof to secure Indebtedness, excluding infrastructure assessment bonds and (ii) all other assets of the Operating Partnership and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding intangibles and straight-line rents receivable) which have not been pledged, mortgaged or otherwise encumbered by the owner thereof to secure Indebtedness.

  "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

  "Unsecured Indebtedness" means Indebtedness which is (i) not subordinated to any other Indebtedness and (ii) not secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Operating Partnership or any Subsidiary.

  Additional Covenants. Any additional or different covenants of the Operating Partnership with respect to any series of Debt Securities will be set forth in the applicable Prospectus Supplement.

EVENTS OF DEFAULT

  Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (i) failure to pay any interest on any Debt Securities of that series when due, and continuance of such failure for a period of 30 days; (ii) failure to pay principal of or any premium on any Debt Security of that series when due; (iii) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (iv) failure to perform any other covenant of the Operating Partnership in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), that has continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; (v) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Indebtedness for money borrowed by the Operating Partnership, if, in the case of any such failure, such Indebtedness has not been discharged or, in the case of any such acceleration, such Indebtedness has not been discharged or such acceleration has not been rescinded or annulled, in each case within 10 days after written notice has been given by the Trustee, or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture, if the aggregate outstanding principal amount of indebtedness under the instrument with respect to which such default or acceleration has occurred exceeds $10 million; (vi) certain events of bankruptcy, insolvency or reorganization of the Operating Partnership or any Significant Subsidiary or any of their respective property; and (vii) any other event of default provided with respect to a particular series of Debt Securities (Section 501).

  If an Event of Default (other than an Event of Default described in clause
(vi) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the

Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (vi) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture (Section 502). For information as to waiver of defaults, see "--Modification and Waiver."

  Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

  No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Section 508).

  Within 120 days after the close of each fiscal year, the Operating Partnership will be required to furnish to the Trustee a statement by certain of the Company's officers as to whether the Operating Partnership, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults (Section 1004).

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Operating Partnership and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (ii) reduce the principal amount of, or any premium or interest on, any Debt Security, (iii) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (iv) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (vi) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose

Holders is required for modification or amendment of the Indenture, (vii) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (viii) modify such provisions with respect to modification and waiver (Section 902).

  The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by the Operating Partnership with certain restrictive provisions of the Indenture (Section 1011). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture that cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected (Section
513).

  The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date and (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security. Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding (Section 101).

  Except in certain limited circumstances, the Operating Partnership will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Operating Partnership (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

  Modifications and amendments of the Indenture may be made by the Operating Partnership and the Trustee without the consent of any Holders of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Operating Partnership and the assumption by such successor of the covenants of the Operating Partnership in the Indenture and the Debt Securities; (ii) to add to the covenants of the Operating Partnership for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership in the Indenture; (iii) to add events of default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add to or change any provisions of the Indenture as necessary to permit or facilitate the issuance of Debt Securities in uncertificated form; (v) to add to, change or eliminate any of the provisions of the Indenture with respect to one or more series of Debt Securities, so long as the changes (A) do not (1) apply to any Debt Securities of any series created prior to such modification or amendment and entitled to the benefit of such provision or (2) modify the rights of the holder of any such Debt Security with respect to such provision, or (B) will only become effective when there is no such Debt Security Outstanding; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series as permitted in the Indenture; or (viii) to provide for the acceptance of appointment by a successor Trustee (Section 901).

DEFEASANCE AND COVENANT DEFEASANCE

  If and to the extent indicated in the applicable Prospectus Supplement, the Operating Partnership may elect, at its option at any time, to have the provisions of Section 1302 of the Indenture, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of a series (Section 1301).

DEFEASANCE AND DISCHARGE

  The Indenture provides that, upon the Operating Partnership's exercise of its option (if any) to have Section 1302 applied to any Debt Securities, the Operating Partnership will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Operating Partnership has delivered to the Trustee an Opinion of Counsel to the effect that the Operating Partnership has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur (Sections 1302 and 1304).

DEFEASANCE OF CERTAIN COVENANTS

  The Indenture provides that, upon the Operating Partnership's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Operating Partnership may omit to comply with certain restrictive covenants, including those described under "Certain Covenants," in the last sentence under "--Merger, Consolidation or Sale" and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (iv) (with respect to such restrictive covenants) and clauses (v) and (vii) under "--Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. The Operating Partnership, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Operating Partnership will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Operating Partnership exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Operating Partnership would remain liable for such payments (Sections 1303 and 1304).

  "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as a agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian of the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt (Section 1304).

NOTICES

  Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).

TITLE

  The Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

NO CONVERSION RIGHTS

  The Debt Securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

                       FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTORY NOTES

  The following discussion summarizes the United States federal income tax considerations material to a prospective holder of Common Stock. The Company has received a legal opinion from King & Spalding, which has acted as tax counsel to the Company, to the effect that the following discussion fairly summarizes the United States federal income tax considerations that are material to a holder of Common Stock and, to the extent such discussion contains statements of law or legal conclusions, such statements and conclusions are the opinion of King & Spalding. If the Company offers Securities other than Common Stock pursuant to this Prospectus, a discussion of the United States federal income tax considerations relevant to such Securities will be included in the Prospectus Supplement relating thereto.

  This discussion is based on current law. It is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws. As used in this section, the term "Subsidiaries" refers to Weeks Realty Services and Weeks Construction Services.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

  General. The Company has made an election to be taxed as a REIT under Sections 856 and 860 of the Code commencing with its taxable year that ended on December 31, 1994. The Company has received a legal opinion from King & Spalding to the effect that the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for its taxable years ended December 31, 1994, 1995, and 1996, and that its current organization and method of operation should enable it to continue to qualify as a REIT. Investors should be aware, however, that opinions of counsel are not binding upon the Internal

Revenue Service ("IRS") or any court. Further, King & Spalding's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to certain relevant factual matters relating to the organization and the past, current and expected future manner of operation of the Company, the Operating Partnership and the Financing Partnership. Moreover, the Company's continued qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed by the Code and discussed below. King & Spalding will not review compliance with these tests on a continuing basis. No assurance can be given that the Company will satisfy such tests on a continuing basis. See "--Failure to Qualify" below.

  The following is a general summary of the Code provisions that govern the U.S. federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, the regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof.

  As a REIT, the Company generally is not subject to U.S. federal corporate income tax on net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. Notwithstanding its REIT election, however, the Company is still subject to U.S. federal income tax in the following circumstances. First, the Company is taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by foreclosure or otherwise on default of a loan or lease secured by the property) which is held primarily for sale to clients in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to clients in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in" gain (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis of such property at such time), and assuming the Company will make an election pursuant to Notice 88-19, such gain will be subject to tax at the highest regular corporate rate applicable (as provided in IRS regulations that have not yet been promulgated).

  Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The Company has issued sufficient shares of Common Stock with sufficient diversity of ownership to allow the Company to satisfy requirements (5) and (6). In addition, the Company's Articles provide restrictions regarding the transfer of its shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (5) and (6) above. See "Capital Stock of the Company-- Restrictions on Transfer". In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company's taxable year is a calendar year.

  In the case of a REIT that owns the stock of a corporation that is a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code, the subsidiary will not be treated as a separate corporation, and the assets, liabilities, and items of income, deduction, and credit of the subsidiary will be treated as assets, liabilities, and such items of the REIT. Weeks GP and Weeks LP are "qualified REIT subsidiaries" of the Company, so the separate existence of these corporations will be ignored for U.S. federal tax purposes, and the Company will be treated as directly holding the assets and liabilities and receiving the tax items of these subsidiaries. Further, in the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests (as discussed below). Thus, the Company's proportionate share of the assets, liabilities, and items of income of the Operating Partnership and the Financing Partnership will be treated as assets, liabilities, and items of income of the Company for purposes of applying the requirements described herein.

  Income Tests. For its taxable years ending on or before December 31, 1997, in order to maintain qualification as a REIT, three gross income requirements must be satisfied annually. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, and from dividends, interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, for each taxable year ending on or before December 31, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the REIT's gross income (including gross income from prohibited transactions) for each taxable year. Under the 30% gross income test, where a REIT holds an interest in a partnership that sells real property or where the REIT sells its interest in a partnership that holds real property, the gross income derived from such sale, to the extent attributable to real property, is deemed to be derived from the sale of real property held for the shorter of the period the partnership held the property or the REIT held its partnership interest. Therefore, for purposes of applying the 30% gross income test, the holding period of Properties held by the Operating Partnership on the closing date of the IPO will be deemed to have commenced on such date so that if the Operating Partnership sells one or more of the Properties prior to the expiration of four years after such closing date, income from the sale of those Properties will not qualify under the 30% gross income test even though the Operating Partnership has held such Properties for more than four years. The Taxpayer Relief Act of 1997 signed by the President on August 5, 1997 (the "1997 Act') repeals the 30% gross income test effective for the Company's taxable year beginning January 1, 1998.

  Rents received by the Company will qualify as "rents from real property" in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property". Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in the relevant geographic region in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant". The Company believes that, except in certain circumstances that are not believed to be material, it provides only usual and customary services to the tenants of the Properties and that any noncustomary services are provided by independent contractors. For the Company's taxable years beginning after December 31, 1997, the "independent contractor" requirement will not apply to noncustomary services provided by the Company, the annual value of which does not exceed 1% of the gross income derived from the property with respect to which the services are provided. For this purpose, such services may not be valued at less than 150% of the Company's direct cost of providing the services.

  The Operating Partnership receives rents from a company controlled by Ray Weeks' spouse that may under certain circumstances qualify as a Related Party Tenant. The Company also receives certain other types of non-rent income, including its allocable share of any dividends and interest paid by the Subsidiaries to the Operating Partnership (which will qualify under the 95% gross income test but not under the 75% gross income test). The Company believes, however, that the aggregate amount of such income and other non-qualifying income in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

  Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from the transaction is subject to 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by the Operating Partnership or the Financing Partnership is held for sale to customers and that the sale of any Property or Development Land by such partnerships is not in its ordinary course of business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company and such partnerships will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when assets sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company or such partnerships will comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business".

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally are available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedules was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "General," even if these relief provisions were to apply, a tax would be imposed with respect to the Company's excess net income. The foregoing relief provisions do not apply in the case of a failure to satisfy the 30% gross income test (which, as noted above, has been repealed commencing with the Company's 1998 taxable year).

  Asset Tests. At the close of each quarter of its taxable year, the Company must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by the Operating Partnership and the Financing Partnership and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items, and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's debt and equity securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities. Debt of an issuer that is secured by real estate assets does not constitute a "security" for purposes of the 5% asset test. The 5% asset test must generally be met for any quarter in which a REIT acquires securities of an issuer or other property. Thus, this requirement must be satisfied not only on the date that the Company initially acquires securities in a Subsidiary, but also each time the Company increases its ownership of securities of a Subsidiary (including as a result of increasing its interest in the Operating Partnership as limited partners exercise their Exchange Rights).

  As described above, the Operating Partnership owns 100% of the nonvoting stock and 1% of the voting stock of Weeks Realty Services, Inc. and Weeks Construction Services, Inc. (the "Subsidiaries"). The Operating Partnership does not own more than 10% of the voting securities of the Subsidiaries. In addition, based upon its analysis of the estimated value of the debt and equity securities of the Subsidiaries owned by the Operating Partnership relative to the estimated value of the other assets owned by the Operating Partnership, the Company believes that its pro rata share of the debt and equity securities of each Subsidiary held by the Operating Partnership does not exceed 5% of the total value of the Company's assets, although no independent appraisals have been obtained to support this conclusion. Although the Company plans to take steps to ensure that it satisfies the 5% value test for any quarter in which it acquires securities of the Subsidiaries or other property, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's overall interest in the Subsidiaries.

  Annual Distribution Requirements. As a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from "foreclosure property" (as defined above under "--Taxation of the Company (General)"), minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

  The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company, or if the amount of nondeductible expenses (such as principal amortization or capital expenditures) exceed the amount of noncash deductions. In the event that such timing differences occur, in order to meet the distribution requirements, the Company may cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowing to permit the payment of required dividends. If the amount of nondeductible expenses exceeds noncash deductions, the Operating Partnership may refinance its indebtedness to reduce principal payments and borrow funds for capital expenditures.

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year that may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid paying income tax (but not excise tax) on amounts distributed as deficiency dividends; however, the Company will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

  Information Regarding Stock Ownership. Pursuant to applicable Treasury Regulations, in order to maintain its qualification as a REIT, the Company must maintain certain records and request certain information from its shareholders designed to disclose the actual ownership of its stock. The Company intends to comply with such requirements.

FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year and no relief provisions apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Any distributions made by the Company to shareholders in any year in which the Company fails to qualify will not be deductible by the Company. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF SHAREHOLDERS

  Taxation of Taxable Domestic Shareholders. As long as the Company continues to qualify as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) are taken into account by them as ordinary income, and corporate shareholders are not eligible for the dividends received deduction as to such amounts. Distributions that are designated as capital gain dividends will be taxed as gain from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed the payor's actual net capital gain for the taxable year) without regard to the period for which the shareholder held his shares. However, corporate shareholders are required to treat up to 20% of certain capital gain dividends as ordinary income.

  Distributions in excess of current and accumulated earnings and profits are not taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Stock, but rather reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's Common Stock, they are included in income as capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. The tax rate to which such capital gain will be subject will depend on the shareholder's holding period for his shares. See "Taxation of Shareholders--Capital Gains Rates Under the 1997 Act" below.

  For its taxable years beginning after December 31, 1997, the Company may make an election with respect to all or part of its undistributed net capital gain. If the Company should make such an election, its shareholders would be required to include in their income as long-term capital gain their proportionate share of the Company's undistributed net capital gain as designated by the Company. The tax rate applicable to such gain is not clear under the 1997 Act. See "Taxation of Shareholders--Capital Gains Rates Under the 1997 Act" below. Each such shareholder would be deemed to have paid his proportionate share of the income tax imposed on the Company with respect to such undistributed net capital gain, and this amount would be credited or refunded to the shareholder. In addition, the tax basis of the shareholder's stock would be increased by his proportionate share of undistributed net capital gains included in his income less his proportionate share of the income tax imposed on the Company with respect to such gains.

  Any dividend declared by the Company in October, November, or December of any year payable to a shareholder of record on a specific date in any such month are treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders do not include in their individual income tax returns any net operating losses or capital losses of the Company.

  In general, any gain or loss realized upon a taxable disposition of shares of Common Stock by a shareholder who is not a dealer in securities will be treated as a capital gain or loss. Lower marginal tax rates for individuals may apply in the case of capital gains depending on the holding period of the shares of Common Stock that are sold. See "Taxation of Shareholders--Capital Gains Rates Under the 1997 Act" below. However, any loss upon a sale or exchange of Common Stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) are treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain.

  Capital Gains Rates Under the 1997 Act. In general, under the 1997 Act, the maximum tax rate on an individual's net capital gain is reduced from 28-percent to 20-percent. In addition, any net capital gain which otherwise would be taxed at a 15-percent rate is taxed at a 10-percent rate. However, the rates applicable to ordinary income continue to apply to the sale or exchange of capital assets held for one year or less, and the applicable tax rate under prior law, rather than the new 20-percent and 10-percent rates, will continue to apply to the sale or exchange of capital assets held for more than one year but not more than 18 months. It is unclear how the applicable rate is determined in the case of capital gain dividends paid by a REIT, which, under
Section 857 of the Code, are required to be treated as "gain from the sale or exchange of a capital asset held for more than one year." The Treasury Department is authorized to issue regulations that address the application of the new capital gains rates to sales and exchanges by REITs and to sales and exchanges of interests in REITs, but no such regulations have been issued.

  Backup Withholding. The Company reports to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Company. See "Taxation of Foreign Shareholders" below.

  Taxation of Tax-Exempt Shareholders. The IRS has ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute "unrelated business taxable income" ("UBTI"). The Revenue Reconciliation Act of 1993 (the "1993 Act") has partially preempted this revenue ruling (as discussed below). In those circumstances in which the ruling still applies, distributions by the Company to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the Common Stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. Revenue rulings are interpretative in nature and subject to revocation or modification by the IRS.

  In applying the stock ownership test of Section 856(h) of the Code, the 1993 Act treats beneficiaries of certain pension trusts as holding the shares of a REIT in proportion to their actuarial interests in such trust, thus permitting affected pension trusts to acquire more concentrated ownership of a REIT. However, a pension trust that owns more than 10% of a REIT must now treat a percentage of the dividends as UBTI (the "UBTI Percentage") under certain circumstances. The UBTI Percentage is determined by dividing (i) the gross income of a REIT, less related direct expenses, that would be considered to be derived from an unrelated trade or business if the REIT were a pension trust by (ii) the gross income of the REIT, less related direct expenses, for the year in which the dividends are paid. The UBTI rule would apply to a pension trust that owns more than 10% of the value of the REIT's stock only if
(a) the UBTI Percentage is at least 5%, (b) the REIT qualifies as a REIT by reason of the above modification of the stock ownership test, and (c) either one pension trust owns more than 25% of the value of the REIT's stock or a group of pension trusts individually owning more than 10% of the value of the REIT's stock collectively own more than 50% of the value of the REIT's stock.

  Taxation of Foreign Shareholders. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws with regard to an investment in Common Stock, including any reporting requirements.

  Distributions that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and not designated by the Company as capital gain dividends are treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions, ordinarily, are subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares of capital stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally is subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). The Company withholds U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Shareholder that are not designated as capital gain dividends unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or
(ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income. The IRS issued proposed regulations in April 1996 that would modify the manner in which the Company complies with the withholding requirements.

  Distributions in excess of current and accumulated earnings and profits of the Company are not taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of capital stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they give rise to tax liability if the Non-U.S. Shareholder is otherwise subject to tax on any gain from the sale or disposition of his shares of capital stock as described below. If it cannot be determined at the time a distribution is made whether or not such distribution is in excess of current and accumulated earnings and profits, the distribution is subject to withholding at the rate applicable to dividends. The Small Business Job Protection Act of 1996 requires the Company to withhold 10% of any distribution to a Non-U.S. Shareholder in excess of the Company's current and accumulated earnings and profits. Accordingly, although the Company intends to withhold at a rate of 30% on the entire amount of the distribution, to the extent that the Company does not do so, any portion of the distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%. The Non-U.S. Shareholder may seek a refund of such amounts from the IRS to the extent that the amount withheld from such distribution was, in fact, in excess of the U.S. income tax due with respect to such distribution.

  For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the FIRPTA provisions as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Shareholder's U.S. federal income tax liability.

  Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of Common Stock generally will not be subject to U.S. tax unless the capital stock constitutes a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The capital stock will not constitute a "United States real property interest" so long as the Company qualifies as a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held, directly or indirectly, by Non-U.S. Shareholders. Because the Company is publicly traded, there can be no assurance that the Company will qualify as a domestically controlled REIT. If the Company does not qualify (or ceases to qualify) as a "domestically controlled REIT," whether gain arising from the sale or exchange of capital stock by a Non-U.S. Shareholder would be subject to U.S. tax under FIRPTA will depend on whether the capital stock is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and on the size of the selling Non-U.S. Shareholders interest in the Company.

  If gain on the sale or exchange of capital stock were subject to tax under FIRPTA, then (i) the Non-U.S. Shareholder would be subject to regular U.S. income tax with respect to such gain in the same manner as a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and (ii) the purchaser of the capital stock would be required to withhold and remit to the IRS 10% of the purchase price unless the purchased capital stock was "regularly traded" on an established securities market.

  Notwithstanding the foregoing, gain from the sale or exchange of capital stock not otherwise taxable under FIRPTA will be subject to U.S. tax if (i) the investment in capital stock is treated as effectively connected with a U.S. trade or business of a Non-U.S. Shareholder, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the individual will be subject to a 30% tax on the individual's capital gains.

OTHER TAX CONSIDERATIONS

  Tax Status of Operating Partnership; Effect on REIT Qualification. All of the Company's investments are made through the Operating Partnership, which in turn owns substantially all of the interests in the Financing Partnership. The Company has received a legal opinion from King & Spalding to the effect that the Operating Partnership and the Financing Partnership will be treated for U.S. federal income tax purposes as partnerships (and not as associations taxable as a corporation). If the Operating Partnership were treated as an association taxable as a corporation, the Company would fail the 75% asset test (in addition to the 5% asset test and, likely, the 10% voting securities test). Further, if the Financing Partnership were treated as a taxable corporation, then the Company would likely fail to qualify as a REIT under the 10% voting securities test, and would also fail to qualify under the 5% test if the value of the Company's interest in the Financing Partnership (through the Operating Partnership) exceeded 5% of the value of the Company's assets. Furthermore, in such a situation, distributions from such partnerships would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for the Company to meet such test, and the Company would not be able to deduct its share of any losses generated by such partnerships in computing its taxable income. See "--Failure to Qualify" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year.

  Depreciation. The Partnership's initial income tax basis in the Properties acquired in exchange for Units generally is the same as the transferor's basis in such Property on the date of acquisition by the Partnership, except to the extent that gain is recognized by the transferor in connection with the transfer. The Partnership generally depreciates such Properties under the alternative depreciation system of depreciation ("ADS"), using a 40-year recovery period and the straight-line method with respect to the building and structural components of such Properties. The Partnership's tax depreciation deductions will be allocated among the Partners in accordance with their respective percentage interests in the Partnership, except as otherwise required pursuant to Section 704(c) of the Code.

  State and Local Taxes. The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Common Stock.

                             PLAN OF DISTRIBUTION

  The Company and the Operating Partnership may sell the Securities in or outside the United States through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale. The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents, the initial public offering price, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed.

  If underwriters are used in the sale of the Securities, the Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If dealers are used in the sale of the Securities, the Company or the Operating Partnership will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Securities may be sold directly by the Company or the Operating Partnership through agents designated by the Company or the Operating Partnership from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company or the Operating Partnership to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, from the Operating Partnership or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters and any discounts or commissions received by them from the Company or the Operating Partnership and any profit on the resale of the Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company or the Operating Partnership, as the case may be, will authorize dealers or agents to solicit offers from certain types of institutions to purchase Securities from the Company or the Operating Partnership, as the case may be, at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Underwriters, dealers and agents may be entitled under agreements entered into with the Company and the Operating Partnership to indemnification by the Company or the Operating Partnership against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make with respect thereto. Underwriters, agents and dealers may engage in transactions with, or perform services for, the Company or the Operating Partnership in the ordinary course of business.

  The Preferred Stock, the Common Stock Warrants and the Debt Securities may or may not be listed on a national securities exchange. The Common Stock currently trades on the NYSE, and any Common Stock offered hereby will be listed on the NYSE, subject to an official notice of issuance. No assurances can be given that there will be a market for the Securities.

                                 LEGAL MATTERS

  The validity of the Securities will be passed upon for the Company by King & Spalding, Atlanta, Georgia. George D. Busbee, a director of the Company, is of counsel to King & Spalding.

                                    EXPERTS

  The consolidated and combined financial statements and related financial statement schedule of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A-2 filed with the Commission on September 26, 1997 incorporated by reference in this Prospectus and the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and have been incorporated herein in reliance upon the authority of such firm as experts in giving such reports.

  The consolidated and combined financial statements and related financial statement schedule of the Operating Partnership included in the Operating Partnership's Registration Statement on Form 10 dated August 1, 1997 and filed with the Commission on August 4, 1997, as amended by Pre-Effective Amendment No. 2 to Form 10 filed with the Commission on September 26, 1997, incorporated by reference in this Prospectus and the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and have been incorporated herein in reliance upon the authority of such firm as experts in giving such reports.

  The combined financial statements of Lichtin Properties included in the Company's Current Report on Form 8-K dated November 5, 1996 and filed November 6, 1996, incorporated by reference in the Company's Current Report on Form 8-K dated December 31, 1996 and filed on January 15, 1997, as amended by Form 8-K/A dated December 31, 1996 and filed on March 14, 1997, all incorporated by reference in this Prospectus and the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been incorporated herein in reliance upon the authority of such firm as experts in giving such report.

  The combined financial statements of NWI Warehouse Group included in the Company's Current Report on Form 8-K dated November 1, 1996 and filed on November 6, 1996, as amended by Form 8-K/A dated November 1, 1996 and filed on November 8, 1996, incorporated by reference in the Company's Current Report on Form 8-K dated March 25, 1997 and filed on March 26, 1997, all incorporated by reference in this Prospectus and the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report with respect thereto, and have been incorporated herein in reliance upon the authority of such firm as experts in giving such report.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                         ----------------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   2
Incorporation of Certain Documents by Reference..........................   2
The Company and the Operating Partnership................................   4
Use of Proceeds..........................................................   5
Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock
  Dividends..............................................................   5
Description of Capital Stock.............................................   6
Description of Common Stock Warrants.....................................  11
Description of Debt Securities...........................................  12
Federal Income Tax Considerations........................................  24
Plan of Distribution.....................................................  32
Legal Matters............................................................  33
Experts..................................................................  33

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the various expenses in connection with the issuance and distribution of the Securities, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee and the NASD fee.

     SEC Registration Fee............................................. $181,819
     NASD Fee.........................................................   30,500
     NYSE Listing Fee.................................................   60,000
     Legal fees and expenses..........................................  150,000
     Accounting fees and expenses.....................................   50,000
     Blue Sky Fees and Expenses (including fees of counsel)...........   20,000
     Printing and distribution........................................  100,000
     Miscellaneous....................................................   50,000
                                                                       --------
       Total.......................................................... $642,319
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by the Georgia Business Corporation Code (the "GBCC"), the Company's Amended and Restated Articles of Incorporation (the "Articles") provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for approving or assenting to unlawful corporate distributions or
(d) for any transaction from which the director received an improper personal benefit. The Articles further provide that if the GBCC is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the GBCC, as amended. The full text of the applicable provisions of the GBCC is provided below.

  Under Article VI of the Company's Bylaws, the Company is required to indemnify to the fullest extent permitted by the GBCC any individual made a party to a proceeding (as defined in the GBCC) because he is or was a director or officer, against liability (as defined in the GBCC) incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company is required to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

    (a) Such person furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct set forth above; and

    (b) Such person furnishes the Company a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

  The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in
Article VI of the Company's Bylaws are not exclusive of any other right which any person may have under any statute, provision of the Company's Articles, provision of the Company's Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. The Partnership Agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors so long as they acted in good faith, except that the Operating Partnership shall not indemnify any such person for any intentional misconduct or knowing violation of law or for any transaction for which such person received a personal benefit in violation or breach of any provision of the Partnership Agreement, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners except for matters for which they are not indemnified.

  The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. The Company's directors and officers are insured against damages from actions and claims incurred in the course of their duties, and the Company is insured against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.

  The Company has entered into indemnification agreements with each of the Company's directors. The indemnification agreements require, among other things, that the Company indemnify its directors to the fullest extent permitted by applicable law as enacted or amended, and advance to directors all reasonable expenses incurred in a proceeding in which the director was made a party because he is or was a director of the Company, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all reasonable expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Company's Bylaws, they provide greater assurance to directors that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights provided thereunder.

  Part 5 of Article 8 of the Georgia Business Corporation Code states:

14-2-850. Part definitions.

As used in this part, the term:

  (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

  (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

  (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection
(a) of Code Section 14-2-856 is not:

    (A) A party to the proceeding; or

    (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

  (4) "Expenses" includes counsel fees.

  (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

  (6) "Official capacity" means:

    (A) When used with respect to a director, the office of director in a corporation; and

    (B) When used with respect to an officer, as contemplated in Code Section 14-2-857, the office in a corporation held by the officer.

  Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

  (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

  (8) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

14-2-851. Authority to indemnify.

    (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

      (1) Such individual conducted himself or herself in good faith; and

      (2) Such individual reasonably believed:

        (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

        (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

        (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

    (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

    (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

    (d) A corporation may not indemnify a director under this Code section:

      (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

      (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

14-2-852. Mandatory indemnification.

  A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853. Advance for expenses.

  (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

    (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

    (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

  (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

  (c) Authorizations under this Code section shall be made:

    (1) By the board of directors:

      (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

      (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection
    (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

    (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854. Court-ordered indemnification and advances for expenses.

  (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

    (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

    (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

  (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

14-2-855. Determination and authorization of indemnification.

  (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

  (b) The determination shall be made:

    (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

    (2) By special legal counsel:

      (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

      (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who wish do not qualify as disinterested directors may participate); or

    (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

  (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B) of this Code section to select special legal counsel.

14-2-856. Shareholder approved indemnification.

  (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

  (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

    (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

    (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

    (3) For the types of liability set forth in Code Section 14-2-832; or

    (4) For any transaction from which he or she received an improper personal benefit.

  (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

    (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

    (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

14-2-857. Indemnification of officers, employees, and agents.

  (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

    (1) To the same extent as a director; and

    (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

      (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

      (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

      (C) The types of liability set forth in Code Section 14-2-832; or

      (D) Receipt of an improper personal benefit.

  (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

  (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

  (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

14-2-858. Insurance.

  A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859. Application of part.

  (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

  (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection
(a) of Code Section 14-2-1106.

  (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

  (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

  (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

ITEM 16. EXHIBITS.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
   4.1+  Form of Indenture
   4.2+  Form of Debt Security
   5.1+  Opinion of King & Spalding regarding the validity of the securities being registered
   8.1+  Opinion of King & Spalding regarding tax matters
  12.1+  Computation of ratio of earnings to fixed charges
  23.1+  Consent of King & Spalding (included as part of Exhibits 5.1 and
         8.1 hereto)
  23.2   Consent of Arthur Andersen LLP
  23.3   Consent of Ernst & Young LLP
  24.1+  Power of Attorney

--------
+ Previously filed.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant further undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN NORCROSS, GEORGIA ON THE 25TH DAY OF SEPTEMBER, 1997.

                                          Weeks Corporation

                                                   /s/ David P. Stockert
                                          By: _________________________________
                                                     DAVID P. STOCKERT
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER

                                          Weeks Realty, L.P.

                                                 Weeks GP Holdings, Inc.,
                                          By: _________________________________
                                                    as General Partner

                                                   /s/ David P. Stockert
                                          By: _________________________________
                                                     DAVID P. STOCKERT
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AS OF THE 25TH DAY OF SEPTEMBER, 1997.


            SIGNATURE                                   TITLE
            ---------                                   -----
                *                  Chairman of the Board and Chief Executive
_________________________________   Officer and a Director (Principal Executive
        A. RAY WEEKS, JR.           Officer)

                *                  Vice Chairman of the Board and Chief Investment
_________________________________   Officer and a Director
       THOMAS D. SENKBEIL

                *                  President and a Director
_________________________________
       FORREST W. ROBINSON

                *                  Managing Director and a Director
_________________________________
       JOHN W. NELLEY, JR.

                *                  Managing Director and a Director
_________________________________
        HAROLD S. LICHTIN

                *                  Vice President and Controller (Principal
_________________________________   Accounting Officer)
         ARTHUR J. QUIRK

                *                  Director
_________________________________
      BARRINGTON H. BRANCH

                *                  Director
_________________________________
        GEORGE D. BUSBEE

               *-                  Director
_________________________________
        CHARLES R. EITEL

                *                  Director
_________________________________
        William O. McCoy
                *                  Director
_________________________________
      William Cavanaugh III



*By:  /s/ David P. Stockert        Senior Vice President and Chief Financial
                                    Officer
       David P. Stockert

                               INDEX OF EXHIBITS

 EXHIBIT
   NO.                             DESCRIPTION                            PAGE
 -------                           -----------                            ----
   4.1+  Form of Indenture..............................................
   4.2+  Form of Debt Security..........................................
   5.1+  Opinion of King & Spalding regarding the validity of the securities being registered....................................
   8.1+  Opinion of King & Spalding regarding tax matters...............
  12.1+  Computation of ratio of earnings to fixed charges..............
  23.1+  Consent of King & Spalding (included as part of Exhibits 5.1 and 8.1 hereto)................................................
  23.2   Consent of Arthur Andersen LLP.................................
  23.3   Consent of Ernst & Young LLP...................................
  24.1+  Power of Attorney..............................................

--------
+ Previously filed